Exhibit 99.1

Capstone Green Energy Releases Second Quarter Fiscal 2025 Financial Results

Second Quarter Results Reflect Strong Commitment to Performance and Growth

Initiated the Process for Over-the-Counter Trading for the Company’s Common Stock

LOS ANGELES, CA / BUSINESS WIRE / November 12, 2024 / Capstone Green Energy Holdings, Inc. (the "Company"), the public successor to Capstone Green Energy Corporation, announced its financial results for the quarter ended September 30, 2024 (the second quarter of fiscal year 2025). The Company continues to focus on driving initiatives on financial health and sustainable excellence along with culture and talent, which is intended to create results that drive strong financial performance.

Revenue for the second quarter and year to date of fiscal year 2025 was $22.7 million and $38.4 million, respectively. This compares to fiscal year 2024 revenue for the second quarter and year to date of $28.4 million and $52.3 million, respectively. Revenue continues to be impacted by the effects of restructuring activities completed in fiscal 2024.

In the second quarter of fiscal year 2025, the Company recorded a significant product sale with an international customer adding $2.9 million in revenue that added 2.2% to gross margin for the quarter and increased the year-to-date gross margin by 1.5% for fiscal year 2025.

Second Quarter Fiscal 2025 Highlights:

●	Gross Profit for the second quarter of fiscal 2025 was $7.0 million with a margin of 31% compared to gross profit of $5.3 million and a margin of 19% in the prior year. The improvement of $1.7 million over the second quarter of fiscal year 2024 was driven by significant product sales and improved margins for the Parts, Services, and Rentals business activity.

●	The Net Loss was $0.4 million for the second quarter of fiscal 2025 and was an improvement of $5.5 million over the same period of the prior fiscal year (net loss of $5.9 million), representing a 93% improvement.

●	Adjusted EBITDA for the second quarter of fiscal 2025 improved to $3.8 million from $1.8 million in the second quarter of last year, primarily due to improved gross margin and lower operating expenses.
●	Total cash as of September 30, 2024, was $2.7 million, an increase of $0.6 million from March 31, 2024.

Second Quarter Year-to-Date Fiscal 2025 Highlights:

●	Gross Profit for the second quarter of fiscal 2025 YTD was $10.8 million with a margin of 28% compared to gross profit of $8.7 million and a margin of 17% in prior year. The increase of $2.1 million over the second quarter of fiscal year 2024 YTD was driven by the impact of the significant product sale increases and the improved profitability from the Parts, Services, and Rentals business.

●	Net loss was $4.4 million for the second quarter of fiscal 2025 YTD, compared to a net loss of $11.6 million for the same quarter of the prior fiscal year YTD, resulting from improved gross profit, lower total operating expenses and interest costs.

●	Adjusted EBITDA for the second quarter of fiscal 2025 YTD improved significantly to $4.6 million from $0.4 million in the second quarter of fiscal 2024 YTD.

●	Net cash provided by operating activities was $0.9 million for the first six months of fiscal year 2025, a $10.3 million improvement from the same six months of fiscal 2024, which recorded cash used in operating activities of $9.4 million. This positive change was mainly a result of the reduced Net Loss.

●	The Company continues to remain compliant with its financial covenants.

“We are pleased with the Company’s second-quarter results for fiscal 2025, which reflect the improvements in gross profit and margin that were driven from our corporate initiatives focused on financial and commercial discipline,” said John Juric, Chief Financial Officer of Capstone. “Additionally, we have begun the application process to have our common stock traded on an over-the-counter market. This process typically takes a couple of months, and we sincerely appreciate the continued patience and support of our stakeholders throughout this period.”

“The results from Q2 fiscal 2025 are exciting, and we have more opportunity to further drive the operational, financial, commercial and business disciplines in our business. We continue to drive sustainable excellence in all we do with a sense of urgency. Having the courage to dare greatly whilst realizing that the little things matter in order to achieve extraordinary results. These very efforts will position us to deliver solid performance even in the face of changing business dynamics,” said Vince Canino, Chief Executive Officer of Capstone.

Additional Information

The Company is the public successor to Predecessor Capstone (CGRN) for SEC reporting purposes. Now that the Company is current in its SEC filings, it expects that it will be eligible to obtain a quotation of its common stock on an over-the-counter market. The CUSIP number for the Company's common stock following the reorganization transactions consummated in December 2023 is 14067D607, and the ISIN number is US14067D6076.

About Capstone Green Energy

For over three decades, Capstone Green Energy has been at the forefront of microturbine technology, revolutionizing how businesses manage their energy supply. In partnership with our worldwide team of dedicated distributors, we have shipped over 10,000 units to 83 countries, providing environmentally friendly and highly efficient on-site energy systems and microgrid solutions.

Today, our commitment to a cleaner future is unwavering. We offer customers a range of commercial, industrial, and utility-scale options tailored to their specific needs, ranging from 65kW to multiple MWs. Capstone's product portfolio not only showcases our core microturbine technology but also includes flexible Energy-as-a-Service (EaaS), which includes build, own, and operate models as well as rental services.

In our pursuit of cutting-edge solutions, we've forged strategic partnerships to extend our impact. Through these collaborations, we proudly offer renewable gas products along with heat recovery solutions that enhance the sustainability and efficiency of our client's operations, contributing to a cleaner and more responsible energy landscape.

Capstone offers fast, turnkey power rental solutions for customers with limited capital or short-term needs; for more information, contact rentals@CGRNenergy.com.

For more information about the Company, please visit www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Notes

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations regarding future trading of its common stock on an over-the-counter market and the other statements regarding the Company’s expectations, beliefs, plans, intentions, and strategies. The Company has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company’s liquidity position and ability to access capital; the Company’s ability to continue as a going concern; the Company’s ability to successfully remediate the material weaknesses in internal control over financial reporting; the Company’s ability to realize the anticipated benefits of its financial restructuring; the Company’s continuing ability to comply with the restrictions imposed by covenants contained in the exit financing and the limited liability company agreement of its operating subsidiary;  employee attrition and the Company’s ability to retain senior management and other key personnel following the restructuring; the Company's ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil and natural gas industry and other general business, industry and economic conditions; the impact of litigation and regulatory proceedings; risks related to the previously announced restatement (including inquiries from the SEC and stockholder lawsuits). For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	September 30,	March 31,
	2024	2024
Assets
Current Assets:
Cash	$2,713	$2,085
Accounts receivable, net of allowances of $3,712 at September 30, 2024 and $3,287 at March 31, 2024	8,633	6,552
Inventories	19,877	20,642
Prepaid expenses and other current assets	4,172	5,449
Total current assets	35,395	34,728
Property, plant, equipment and rental assets, net	22,428	25,854
Finance lease right-of-use assets	4,089	4,391
Operating lease right-of-use assets	10,326	12,279
Non-current portion of inventories	3,206	3,917
Other assets	2,862	3,037
Total assets	$78,306	$84,206
Liabilities, Temporary Equity and Stockholders’ Deficiency
Current Liabilities:
Accounts payable and accrued expenses	$21,108	$18,212
Accrued salaries and wages	1,147	1,220
Accrued warranty reserve	1,145	1,437
Deferred revenue, current	9,267	11,183
Finance lease liability, current	926	964
Operating lease liability, current	3,991	4,041
Factory protection plan liability	5,566	7,259
Exit new money notes, net of discount, current	—	28,911
Total current liabilities	43,150	73,227
Deferred revenue, non-current	617	675
Finance lease liability, non-current	1,854	2,300
Operating lease liability, non-current	6,604	8,527
Exit new money notes, net of discount, non-current	30,855	—
Other non-current liabilities	264	264
Total liabilities	83,344	84,993
Commitments and contingencies
Temporary equity:
Redeemable noncontrolling interests	13,859	13,859
Stockholders’ deficiency:
Preferred stock, $.001 par value; 1,000,000 shares authorized, and none issued	—	—
Common stock, $.001 par value; 59,400,000 shares authorized, 18,540,789 shares issued and outstanding at September 30, 2024 and March 31, 2024	18	18
Non-voting common stock, $.001 par value; 600,000 shares authorized, 508,475 shares issued and outstanding at September 30, 2024 and March 31, 2024	1	1
Additional paid-in capital	955,254	955,145
Accumulated deficit	(974,170)	(969,810)
Total stockholders’ deficiency	(18,897)	(14,646)
Total liabilities, temporary equity and stockholders' deficiency	$78,306	$84,206

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Revenue, net:
Product and accessories	$11,270	$15,092	$16,631	$28,299
Parts, services and rentals	11,452	13,276	21,733	23,972
Total revenue, net	22,722	28,368	38,364	52,271
Cost of goods sold:
Product and accessories	10,589	15,332	16,549	29,462
Parts, services and rentals	5,123	7,781	11,019	14,117
Total cost of goods sold	15,712	23,113	27,568	43,579
Gross profit	7,010	5,255	10,796	8,692
Operating expenses:
Research and development	592	653	1,139	1,318
Selling, general and administrative	6,400	9,160	13,183	15,964
Total operating expenses	6,992	9,813	14,322	17,282
Income (loss) from operations	18	(4,558)	(3,526)	(8,590)
Other income (loss), net	622	(4)	1,213	6
Interest income	1	41	3	99
Interest expense	(1,039)	(1,822)	(2,017)	(3,519)
Reorganization items, net	—	453	—	453
Loss before provision (benefit) for income taxes	(398)	(5,890)	(4,327)	(11,551)
Provision (benefit) for income taxes	25	(3)	33	15
Net loss	$(423)	$(5,887)	$(4,360)	$(11,566)

Net loss per share of common stock and non-voting common stock—basic and diluted	$(0.02)	$(0.32)	$(0.23)	$(0.63)
Weighted average shares used to calculate basic and diluted net loss per share of common stock and non-voting common stock	19,049	18,492	19,049	18,457

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

PRESENTATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
Reconciliation of Reported Net Loss to EBITDA and Adjusted EBITDA	September 30,		September 30,
	2024	2023	2024	2023
Net loss, as reported	$(423)	$(5,887)	$(4,360)	$(11,566)
Interest expense	1,039	1,822	2,017	3,519
Provision for income taxes	25	(3)	33	15
Depreciation and amortization	1,063	1,017	2,076	1,961
EBITDA	$1,704	$(3,051)	$(234)	$(6,071)

Stock-based compensation and other expense	52	81	109	387
Restructuring charges	896	1,297	1,130	1,322
Financing expense	11	2,698	47	3,956
Shareholder litigation expense	199	—	707	—
Extraordinary legal expense	298	11	468	11
Restatement and SEC investigation expenses	674	1,227	2,340	1,281
Reorganization items	—	(453)	—	(453)
Adjusted EBITDA	$3,834	$1,810	$4,567	$433

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has presented Adjusted EBITDA, a non-GAAP financial measure. This non-GAAP financial measure is among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods. Management establishes performance targets, annual budgets and makes operating decisions based in part upon this metric. Accordingly, disclosure of this non-GAAP financial measure provides investors with the same information that management uses to understand the Company’s economic performance year-over-year.

EBITDA is defined as net income (loss) before interest, provision for income taxes and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA before stock-based compensation, restructuring, financing, shareholder litigation, non-recurring legal, restatement, ongoing SEC investigation expenses, and reorganization items. Restructuring expenses relate to the Chapter 11 bankruptcy filing and financing expense relates to the evaluation and negotiation of debt. Shareholder litigation expense resulted from the restatement of the Company’s financials and non-recurring legal expenses are one-time non-recurring legal fees. Restatement and SEC investigation expenses are professional fees related to the restatement of the Company’s prior year financials and the ongoing investigation being conducted by the SEC. Reorganization items represent adjustments occurring during the bankruptcy period.

Adjusted EBITDA is not a measure of the Company’s liquidity or financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of its liquidity.

While management believes that the Company’s presentation of Adjusted EBITDA provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Adjusted EBITDA is not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the methods of calculation. The Company’s non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

CONTACT:
Capstone Green Energy
Investor and investment media inquiries:
818-407-3628
ir@CGRNenergy.com